Exhibit 10.2
Unofficial English Translation

Hulunbeier Hailaer Beixue Diary Factory
(Party A)

AND

Harbin Tengshun Technical Development Co., Ltd.
(Party B)

_______________________________________________________

EQUITY TRANSFER AGREEMENT
___________________________________________________

 DATED February 5, 2010

THIS EQUITY TRANSFER AGREEMENT (this “Agreement”) is made on the February 5, 2010

BETWEEN

(1)	Holder of Hulunbeier Hailaer Beixue Diary Factory

ZHANG, Honghai is a Chinese resident. ID No. 152101197903162413.
Address: No. 1, Village 48, Xieerta Central Street, Hailaer District, Hulunbeier City, Inner Mongolia Autonomous Region, China. (Hereinafter called “Party A”)

(2)
Harbin Tengshun Technical Development Co., Ltd. is a company incorporated in and under the PRC laws and having its registered office at Rm. 3, 16F, Hongyang Building, No. 380 Changjiang Road, Nangang Jizhong District, Harbin Development Zone, China (hereinafter called “Party B”).

RECITALS

WHEREAS

1.	Hulunbeier Hailaer Beixue Diary Factory (hereinafter called “Beixue Dairy”) is a sole proprietorship enterprise duly established by the Party A.

2.	The Party A is the investor of Beixue Dairy and owns all the Interests and Assets in Beixue Dairy (hereinafter called “Transfer Interests”).

3.	The Party A desires to transfer the Transfer Interests to the Party B on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Parties do hereby agree as follows:

Article 1 Interests Transfer

1.1	Subject to the terms and conditions herein, the Party A shall transfer all his Interests and Assets in Beixue Dairy to the Party B and the Party B agrees to such transfer.

1.2	Upon transferring, all the rights, interest, certificates and proceeds arising from or in connection with Transfer Interests shall be transferred to the Party B concurrently.

Article 2 Transfer Price and Payment

2.1	Transfer Price: as one part of consideration for the Transfer Interests hereunder, Party B agrees to pay RMB 600,000 to Party A.

2.2
As other part of consideration, Party B agrees to transfer 8,800,000 shares of Common Stock and 2,000,000 shares of Preferred Stock in the parent company of party B to the parties designated by Party A.

Article 3 Closing

3.1	The closing of the transfer of Transfer Interests (“Interests Transfer”) hereunder (hereinafter called “Closing”) shall be subject to the approval of Beixue Dairy.

3.2	At the closing, the Party A shall deliver to the Party B the resolution on the approval of the Interests Transfer hereunder.

3.3	After the Party A delivers to the Party B all the documents stipulated in Article 3 and the payment has been made, the Closing shall be deemed as consummation.

Article 4 Representations and Warranties of Party A

4.1	Beixue Dairy is an entity duly established according to the PRC laws and regulations and has obtained all the necessary approvals for its establishment.

4.2
The execution of this Agreement and the exercises of the rights and the performance of the obligations hereunder by the Party A in accordance with the provisions of this Agreement does not and will not contravene:

1.	Any laws, rules and regulations applicable to or imposed upon the Party A;

2.	Any document or contract to which the Party A was a Party, or having binding effect on the Party A or any of its assets;

3.	Any documents having legally binding effect on the Party A which contains any undertakings with a binding effect on the Party A, nor prejudice any lawful rights of any other third parties.

4.3	The execution and performance of this Agreement will not violate or contravene any contract or legal documents which Party A is legally bound.

4.4	All the documents and materials provided by the Party A shall be true, correct and complete. The Party A shall assume the legal liabilities arising from concealing and falsehood;

Article 5 Representations and Warranties of the Party B

5.1	The Party B is a company duly established and validly existing under the PRC laws and regulations.

5.2
All consents, approvals and authorizations necessary for the execution of this Agreement have been duly and lawfully obtained. The performance and execution of this Agreement hereunder by the Party B in accordance with the provisions of this Agreement does not and will not contravene any documents or contracts binding on the Party B.

5.3	The Party B will make the full payment hereunder on time according to the terms and conditions hereunder.

Article 6 Tax and Expenses

Each party shall be liable for its own expenses and costs arsing from or in connection with the Share Transfer hereunder, including but not limited to tax, legal, financial and auditing fees.

Article 7 Exhibit

All the exhibits hereto shall be an integrate part of this Agreement.

Article 8 Governing Law and Settlement of Disputes

8.1	This Agreement shall be governed by the laws of People’ Republic of China.

8.2
In the event of and dispute with respect to the construction and performance of this Agreement, the parties shall firstly negotiate to resolve the dispute. In the event the Parties fail to reach the agreement, the parties may submit the dispute to a competent People’ Court.

Article 9 Breach of Agreement

Any failure of the performance of all or any parts of this Agreement by any Party hereto, any false and omission of representations and warranties made by any Party hereto or any breach of representations and warranties hereunder shall constitute the breach of this Agreement. The defaulting party shall be liable for all the damages suffered by the non-defaulting party.

Article 10 Effectiveness

This Agreement is executed on the date below and shall take effect as of such date.

Article 11 Amendments

11.1	The parties hereto may reach the supplement contracts upon the negotiation. The supplement contract shall have the same legal effect as this Agreement and shall be an integrate part of this Agreement.

11.2	No amendment of this Agreement shall be made unless the parties hereto agree to do so and the amendment shall be made in writing.

Article 12 Miscellaneous

Should any provision or any part of any provision contained in this Agreement be declared illegal, invalid or unenforceable for any reason whatsoever, all other provision or parts of provision contained in this Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A：

/s/ ZHANG Honghai
Signature（Seal）
ZHANG Honghai

Party B：

(Seal）/s/ Harbin Tengshun Technical Development Ltd., Co
Harbin Tengshun Technical Development Ltd., Co
Representative: WANG, Yanbin